Exhibit 99.1

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports
Fourth Quarter and 2008 Results

Phoenix AZ, January 30, 2009- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

•
Net sales in the fourth quarter 2008 (“4Q08”) and in year 2008 (“Y08”) were $449.7 million and $4,850.8 million respectively, compared to $1,294.5 million and $6,085.7 million in the comparable 2007 periods.  As a result of the severe decreasing copper and molybdenum prices, adjustments for provisionally priced sales from previous quarters reduced 4Q08 net sales by approximately $409.5 million.  Excluding the effect of provisional sales adjustments, the Company estimates that net sales in 4Q08 would have been $859.2 million.

•	The decrease in net sales in the 2008 periods was partially offset with gains of $74.2 million and $137.0 million on copper hedge transactions in 4Q08 and Y08, respectively.

•
We are continuing our cost reduction efforts, including productivity and efficiency improvements, to maintain our position as one of the lowest cost producers. In the 4Q08 fuel, power, and repair material cost decreased by 14%, 23%, and 21%, respectively, when compared with the 3Q08.

•
In light of the above, we achieved a 26.4% operating cash cost reduction before byproduct credits in the 4Q08 when compared with 3Q08.  The operating cash cost per pound for the year 2008, including the benefit of byproducts was 34.1 cents per pound.

•
EBITDA in the Y08 amounted to $2,556.8 million and was equivalent to 52.7% of net sales, compared to $3,757.1 million, equivalent to 61.7% of net sales, in Y07.  EBITDA during the 4Q08 amounted to a loss of $48.5 million, compared to a gain of $711.9 million, equivalent to 55.0% of net sales in 4Q07.  Excluding the effect of provisional sales adjustments, EBITDA would have been $326.6 million, or 38.0% of sales in the 4Q08.

•
Net earnings in the Y08 totaled $1,406.6 million, or diluted earnings per share of $1.60 compared with $2,216.4 million, or diluted earnings per share of $2.51 in the Y07.  Net loss in the 4Q08 totaled $124.7 million, or diluted loss per share of $0.14. Excluding the effect of provisional sales adjustments, the net earnings in 4Q08 would have been $130.4 million.

1 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

•
Regarding 4Q08 production as compared to 4Q07, copper smelted and refined increased by 29.3% and 26.3%, respectively, zinc mine production increased by 6.7%, refined silver production increased by 22.4% and sulfuric acid production increased by 22.1%. This was the result of improved production and increased concentrate purchases.

•	On January 29, 2009, the Board of Directors authorized a dividend of 11.7 cents per share to be paid on March 30, 2009 to shareholders of record as of March 11, 2009.

•
In addition, as part of the $500 million share repurchase program approved by the Board in 2008, Southern Copper has purchased 29.6 million shares of its common stock at an average price of $13.52 per share. With these repurchases the outstanding shareholders have increased their stake in the Company by 3.5%.

•
Capital projects have been dramatically reduced or put on hold as a result of the drastic reduction in metal prices and world’s unsettled economy. In 2008 we expended $343.8 million in projects, $172.8 million in maintenance and replacement capital expenditures and $37.0 million in exploration, a combined total of $553.6 million.  For 2009 we have reduced our capital and exploration budget from $1,070 million to approximately $415.3 million. Of this amount, $311.2 million would be for projects, $81.4 million for maintenance and replacement capital expenditures and $22.7 million for exploration.

Commenting on the Company’s results for 2008, Mr. German Larrea, Chairman of SCC's Board said: “Our 4Q08 results have been impacted by the sharp decrease in the market price of our products.  Copper and molybdenum prices were 46% and 54% lower, respectively, in the 4Q08 when compared with the 4Q07.  Additionally, a further reduction in sales value was caused by the required accounting adjustments necessary to write-down provisionally priced sales, caused by the declining prices.

Southern Copper’s strengths lie in operating with one of the lowest cash costs in the industry and having one of the best ore reserve of copper as well as very important reserves of molybdenum, silver and zinc. Our estimated 2009 EBITDA is expected to be between $1.0 and $1.2 billion, considering an average of $1.75 per pound of copper.  Our Company’s low operating costs, strong cash position of $716.7 million and low debt level of $1,290.0 million, with no significant amortizations until 2015, will permit us to continue with a profitable operation. At the same time we have suspended most of our capital investments in new as well as in expansion projects; as we believe this prudence and business discipline is needed during the current low commodity cycle.”

2 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

SUMMARY FINANCIAL TABLE (*)
	Fourth Quarter				Twelve Months
	2008	2007	Var.	%	2008	2007	Var.	%
Copper sold – tons	138.6	132.7	5.9	4.4%	505.5	603.5	(98.0)	(16.2)%

Sales w/o adjustments	$859.2	$1,361.1	$(501.9)	(36.9)%	$5,269.9	$6,114.1	$(844.2)	(13.8)%
Price adjustment	(409.5)	(66.6)	(342.9)	514.9%	(419.1)	(28.4)	(390.7)	1,375.7%
Net sales	449.7	1,294.5	(844.8)	(65.3)%	4,850.8	6,085.7	(1,234.9)	(20.3)%
Cost of sales	465.4	533.4	(68.0)	(12.8)%	2,182.2	2,122.4	59.8	2.8%
Operating (loss) income	(131.2)	631.0	(762.2)	(120.8)%	2,201.9	3,497.2	(1,295.3)	(37.0)%
EBITDA	(48.5)	711.9	(760.4)	(106.8)%	2,556.8	3,757.1	(1,200.3)	(31.9)%
EBITDA margin	(10.8)%	55.0%	(65.8)%	(119.6)%	52.7%	61.7%	(9.0)%	(14.6)%
Net (loss) earnings	$(124.7)	$ 310.9	$(435.6)	(140.1)%	$1,406.6	$2,216.4	$(809.8)	(36.5)%
Net (loss) earnings margin	(27.7)%	24.0%	(51.7)%	(215.4)%	29.0%	36.4%	(7.4)%	(20.3)%
Loss) earnings per share	$ (0.14)	$ 0.35	$ (0.49)	(140.7)%	$ 1.60	$ 2.51	$ (0.91)	(36.2)%
Capital expenditures	$ 201.7	$ 64.7	$ 137.0	211.7%	$ 516.6	$ 315.7	$ 200.9	63.6%
Exploration	$ 11.5	$ 17.5	$ (6.0)	(34.7)%	$ 37.0	$ 40.2	$ (3.2)	(8.0)%

EBITDA AND NET EARNINGS WITHOUT PRICE ADJUSTMENTS (*)
	Fourth Quarter				Twelve Months
	2008	2007	Var.	%	2008	2007	Var.	%
Estimated EBITDA	$326.6	$773.1	$(446.5)	(57.8)%	$2,940.6	$3,783.7	$(843.1)	(22.2)%
Estimated EBITDA margin	38.0%	56.8%	(18.8)%	(33.1)%	55.8%	61.9%	(6.1)%	(9.7)%
Estimated Net (loss) earnings	$130.4	$352.5	$(222.1)	(63.0)%	$1,667.6	$2,234.5	$(566.9)	(25.4)%

(*) In millions, except per share amounts and percentages

Production

Copper production in the 4Q08 and Y08 was 125,162 tons and 488,929 tons, respectively, compared with 125,903 tons and 592,182 tons in the 4Q07 and Y07, respectively.

Smelted and refined copper production in 4Q08 were 29.3% and 26.3% higher than in 4Q07 mainly due to the full capacity production of our modernized Ilo smelter plant,   7.1% higher concentrates production at La Caridad mine, and the processing of third party copper at the Caridad smelter.

Molybdenum production was 4,029 tons and 16,390 tons in the 4Q08 and Y08, respectively, compared with 4,260 tons and 16,207 tons in the comparable 2007 periods. The annual increase of 1.1% was due to higher ore grade at La Caridad mine and higher recovery at Cuajone mine partially offset by lower ore grade at Toquepala mine.

3 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Zinc mine production in the 4Q08 increased 6.7% to 27,706 tons, compared with 25,964 tons in the 4Q07; although in the Y08 it decreased 11.6%. Refined zinc production for the Y08 was 95,420 tons, 5.1% higher than in Y07 due to the recovery of full capacity at the San Luis Potosi refinery.

Silver mined and refined increased 2.0% and 22.4% respectively in the 4Q08, compared with 4Q07.  Refined silver for Y08 increased by 8.4% compared with Y07.

We produce sulfuric acid as a by-product from our smelters. Sulfuric acid production increased by 22.1% and 5.5% in the 4Q08 and Y08, respectively, compared with the same periods of 2007.

In 2008, the Company exceeded its production objectives at the open pit mines of Toquepala, Cuajone and La Caridad, as well as in the IMMSA underground units of Charcas, Santa Eulalia, Santa Barbara, the coking facility at Nueva Rosita and the La Caridad precious metals plant.

Capital Expenditures

All capital expenditures have been stopped or are under scrutiny. The Company believes this shows the discipline required to respond to weakened commodity prices and economic uncertainties.

As of December 31, 2008, we have spent $118.0 million for the Tia Maria project.  We are currently evaluating putting on hold or stopping the project in light of current  market conditions, and in order to obtain from our suppliers and engineering firms prices that reflect the economic reality.

As of December 31, 2008, we have spent $37.7 million for the Toquepala expansion. We are continuing with the feasibility study, as well as the basic and detailed engineering.  The environmental impact assessment is also underway and is expected to be completed in the fourth quarter of 2009. The Company has decided to put on hold any new additional capital expense regarding this project.

The Company will only continue with the environmental projects at its mining and metallurgical facilities. At La Caridad metallurgical complex the gas handling, and dust and effluent treatment projects are being completed. These projects are at 93% and 70% of completion, respectively, and have a combined budget of $9.0 million for 2009.

The Agua Prieta lime plant modernization project, in the Mexican state of Sonora, is moving forward to completion. When finished, this project is expected to reduce the annual lime cost of our Mexican operations by approximately $9.0 million. Due to its capital budget of $14.0 million this project yields an excellent return.

4 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

For the Cuajone expansion project we have signed a feasibility study contract and will only continue at this point with the engineering and the environmental impact assessment.

By doing the above mentioned actions the Company will be ready to move forward when the world’s economy and market conditions improve.

Regarding our copper deposit projects at Los Chancas in Peru, El Arco, Pilares and the underground polymetallic mine in Angangueo in Mexico, the Company will continue to evaluate these projects, but will defer making a final decision until it is appropriate to move on these projects.

Conference call

The Company’s fourth quarter earnings conference call will be held on February 3, 2009 beginning at 11:00 a.m. (EST – New York and Lima time and 10:00 AM Mexico).  To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer Raul Jacob, Financial Planning Manager and Head of Investor Relations
Conference ID:	80265769 and “Southern Copper Fourth Quarter 2008 Results”

5 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold	Lead
	($/lb)	($/lb)	($/lb)	($/lb)	($/Oz)	($/oz)	($/lb)
1Q 2008	3.54	3.53	33.01	1.10	17.62	926.78	1.31
2Q 2008	3.83	3.80	32.76	0.96	17.17	895.95	1.05
3Q 2008	3.48	3.45	33.27	0.80	14.92	869.58	0.87
4Q 2008	1.77	1.75	14.64	0.54	10.15	794.53	0.56
4Q 2007	3.26	3.25	32.10	1.19	14.24	788.02	1.46
Average 2008	3.16	3.13	28.42	0.85	14.97	871.71	0.95
Average 2007	3.23	3.22	29.91	1.47	13.39	696.66	1.17

Variance: 4Q08 vs. 4Q07	(45.7)%	(46.2)%	(54.4)%	(54.6)%	(28.7)%	0.8%	(61.6)%

Source: Silver – COMEX; Gold and Zinc – LME; Molybdenum – Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	%	2008	2007	%

Copper (tons)
Mined	125,162	125,903	(0.6)%	488,929	592,182	(17.4)%
Smelted	138,870	107,368	29.3%	497,494	465,064	7.0%
Refined	122,499	96,989	26.3%	460,620	449,377	2.5%
Rod	17,347	18,329	(5.4)%	76,282	96,605	(21.0)%
Sales	138,570	132,736	4.4%	505,539	603,531	(16.2)%

Molybdenum (tons)
Mined	4,029	4,260	(5.4)%	16,390	16,207	1.1%
Sales	4,005	4,391	(8.8)%	16,509	16,304	1.3%

Zinc (tons)
Mined	27,706	25,964	6.7%	106,920	121,013	(11.6)%
Refined	26,160	26,157	0.0%	95,420	90,766	5.1%
Sales	26,293	26,477	(0.7)%	100,317	114,199	(12.2)%

Silver (000s ounces)
Mined	3,106	3,044	2.0%	12,316	15,229	(19.1)%
Refined	2,696	2,202	22.4%	10,841	10,002	8.4%
Sales	3,887	3,956	(1.7)%	15,000	18,311	(18.1)%

Sulfuric Acid (000s tons)
Produced	473	388	22.1%	1,699	1,611	5.5%
Sales	405	352	15.1%	1,502	1,452	3.4%

6 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	VAR %	2008	2007	VAR %
	(in thousands, except for per share amounts)

Net sales:	$449,741	$1,294,459	(65.3)%	$4,850,820	$6,085,672	(20.3)%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	465,361	533,369	(12.8)%	2,182,206	2,122,351	2.8%
Selling, general and administrative	25,114	24,771	1.4%	102,432	98,047	4.5%
Depreciation, amortization and depletion	78,963	87,796	(10.1)%	327,302	327,898	(0.2)%
Exploration	11,486	17,531	(34.5)%	36,990	40,212	(8.0)%
Total operating costs and expenses	580,924	663,467	(12.4)%	2,648,930	2,588,508	2.3%

Operating income	(131,183)	630,992	(120.8)%	2,201,890	3,497,164	(37.0)%

Interest expense	(31,737)	(31,235)	1.6%	(116,267)	(123,204)	(5.6)%
Interest capitalized	1,942	4,571	(57.5)%	6,776	14,717	(54.0)%
Gain (loss) on derivative instruments	(61,928)	(13)	N.A.	(74,628)	(73,712)	1.2%
Loss on debt prepayment	-	(16,571)	(100.0)%	-	(16,571)	(100.0)%
Other income (expense)	3,667	10,801	(66.0)%	27,611	30,947	(10.8)%
Interest income	9,040	18,987	(52.4)%	48,400	82,519	(41.3)%

Earnings before income taxes and minority interest	(210,199)	617,532	(134.0)%	2,093,782	3,411,860	(38.6)%

Income taxes	(85,291)	304,062	(128.1)%	679,323	1,185,261	(42.7)%
Minority interest	(249)	2,589	(109.6)%	7,866	10,229	(23.1)%

Net (loss) earnings	$ (124,659)	$ 310,881	(140.1)%	$1,406,593	$ 2,216,370	(36.5)%

Per common share amounts:
Net (loss)earnings – basic and diluted	(0.14)	0.35	(140.9)%	1.60	2.51	(36.2)%
Dividends paid	0.34	0.53	(36.2)%	1.94	2.27	(14.4)%

Weighted average shares outstanding (Basic and diluted)	865,357	883,397		878,713	883,392

7 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$ 716,740	$1,409,272
Short-term investments	62,376	117,903
Accounts receivable	133,588	462,778
Inventories	451,597	448,283
Prepaid, deferred taxes and other assets	237,902	197,273
Total current assets	1,602,203	2,635,509

Property, net	3,803,764	3,568,311
Leachable material, net	156,294	220,243
Intangible assets, net	114,056	115,802
Other assets, net	53,411	40,693
Total assets	$5,729,728	$6,580,558

LIABILITIES
Current liabilities:
Current portion of long-term debt	$ 10,000	$ 160,000
Accounts payable	417,894	255,070
Income taxes	34,378	132,175
Due to affiliates	8,925	3,870
Accrued workers’ participation	205,466	313,251
Interest	40,968	37,325
Other accrued liabilities	25,435	25,499
Total current liabilities	743,066	927,190

Long-term debt	1,279,972	1,289,754
Deferred income taxes	135,211	219,501
Other liabilities	154,574	266,163
Asset retirement obligation	18,007	13,145
Total non-current liabilities	1,587,764	1,788,563

Commitments and contingencies

Minority interest	14,140	16,685

STOCKHOLDERS' EQUITY
Common stock	505,963	653,817
Accumulated comprehensive income	2,878,795	3,194,303
Total stockholders' equity	3,384,758	3,848,120
Total liabilities, minority interest and stockholders’ equity	$5,729,728	$6,580,558

At December 31, 2008 and 2007 there were 854.9 million shares and 863.4 million shares outstanding, respectively.

8 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(in thousands)
OPERATING ACTIVITIES
Net earnings	$(124,659)	$310,881	$1,406,593	$2,216,370
Depreciation, amortization and depletion	78,963	87,796	327,302	327,898
Capitalized leachable material	-	-	(2,246)	(45,903)
Minority interest	(249)	2,589	7,866	10,229
Cash provided from (used for) operating assets and liabilities	183,097	370,049	50,700	34,947
Other, net	(23,408)	6,119	(69,621)	159,915
Net cash provided from operating activities	113,744	777,434	1,720,594	2,703,456

INVESTING ACTIVITIES
Capital expenditures	(201,723)	(64,663)	(516,654)	(315,741)
Other, net	14,678	152,058	105,801	69,762
Net cash used for investing activities	(187,045)	87,395	(410,853)	(245,979)

FINANCING ACTIVITIES
Debt repaid	(5,000)	(73,600)	(160,025)	(78,600)
Dividends paid	(294,376)	(588,932)	(1,710,813)	(2,002,312)
SCC common shares buyback	(316,185)	-	(384,656)	-
Sale of parent company shares	216,438	-	216,438	-
Distributions to minority interest	(1,088)	(2,618)	(10,211)	(7,211)
Other	376	380	1,231	(224)
Net cash used for financing activities	(399,835)	(664,770)	(2,048,036)	(2,088,347)

Effect of exchange rate changes on cash	14,228	14,005	45,763	17,364

Increase (decrease) in cash and cash equivalent	$ (458,908)	$ 214,064	$ (692,532)	$ 386,494

9 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserve of any listed company.  We are a NYSE and Lima Stock Exchange listed company that is 79.1% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20.9% ownership interest is held by the international investment community.  We operate mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

10 SOUTHERN COPPER CORPORATION 11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028 Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317